UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

November 6, 2008

1st CENTENNIAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

California	000-29105	91-1995265
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

218 East State Street, Redlands, California 92373

(Address of Principal Executive Offices) (Zip Code)

(909) 798-3611

(Registrant’s Telephone Number including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

c)

On November 6, 2008, the Board of Directors of 1st Centennial Bancorp (the “Company”) appointed Suzanne Dondanville as Interim President and Chief Executive Officer and as a director of the Company. On that same date, the Board of Directors of the Company’s banking subsidiary 1st Centennial Bank (the “Bank”) appointed Mrs. Dondanville as a director of the Bank. Mrs. Dondanville, age 45, has served as Interim President and Chief Executive Officer of the Bank since August 15, 2008, and previously served as Executive Vice President and Chief Operating Officer of the Bank since January 2003. She will continue to serve as Interim President and Chief Executive Officer of both the Company and the Bank until a permanent successor has been appointed.

Mrs. Dondanville serves pursuant to an employment agreement, previously filed with the SEC and most recently described in the definitive proxy materials filed on Schedule 14A in connection with the Company’s 2008 Annual Meeting of Shareholders, which has been in effect since December 2004 concerning her service as Chief Operating Officer of the Bank. Commensurate with her additional responsibilities as Interim President and Chief Executive Officer, Mrs. Dondanville’s salary has been increased to $240,000 per year. All other material terms of the employment agreement remain the same.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 13, 2008	1st CENTENNIAL BANCORP

	By:	/s/ Beth Sanders
Beth Sanders, Executive Vice President Chief Financial Officer (Principal Accounting Officer, and officer authorized to sign on behalf of registrant)